Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-281906) of Zeo Energy Corp. of our report dated March 27, 2025 relating to the financial statements of Heliogen, Inc., which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
August 12, 2025